Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

Prosperity Bancshares, Inc.®

REPORTS SECOND QUARTER

2016 EARNINGS

●	Second quarter 2016 earnings per share (diluted) of $0.98
●	Second quarter net income of $68.071 million
●	Nonperforming assets remain low at 0.27% of second quarter average earning assets
●	Return (annualized) on second quarter average assets of 1.24%
●	Second quarter efficiency ratio of 42.46%
●	Returns (annualized) on second quarter average common equity of 7.70% and average tangible common equity of 17.15%(1)

HOUSTON, July 27, 2016. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended June 30, 2016 of $68.071 million or $0.98 per diluted common share. Additionally, nonperforming assets remain low at 0.27% of second quarter average earning assets.

“I am pleased to share the positive earnings we had for the second quarter of 2016, despite a large provision for credit losses and continued low interest rates. We showed impressive annualized returns on second quarter average tangible common equity of 17.15% and on second quarter average assets of 1.24%. Our earnings were impacted by a $6.0 million provision for credit losses, larger than our provision for this same period in 2015,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Prosperity operates in markets across Texas and Oklahoma, some of which have been impacted more than others by the downturn in the energy industry. We have experienced solid loan growth in the first six months of 2016 in our Central Texas, Bryan/College Station, Houston and Dallas/Ft. Worth areas, which have offset the markets affected more by the energy industry, such as West Texas, South Texas and Oklahoma. We believe that we have seen the bottom in oil prices and that the energy industry should start experiencing job recoveries by the first quarter of 2017,” continued Zalman.

“I am amazed at the resiliency in the markets we serve. Austin, Dallas and San Antonio are three of the ten fastest growing cities in the U.S. The Texas unemployment rate held steady in May 2016 at 4.4%, which is lower than the U.S. rate of 4.7%, while the Oklahoma unemployment rate was 4.7% in May, in line with the U.S. rate. Home prices in Texas continue to rise, partly due to solid demand and low inventories, while home prices in Oklahoma also rose slightly,” added Zalman.

_____________

(1)Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

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“I am very optimistic about our future. We believe that the hard work of our entire team will help our customers grow and in turn increase profitability. We will continue to focus on running one of the most efficient banks in the country, maintaining our solid asset quality and enhancing shareholder value,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2016

Net income was $68.071 million for the three months ended June 30, 2016 compared with $71.932 million for the same period in 2015. Net income per diluted common share was $0.98 for the three months ended June 30, 2016 compared with $1.03 for the same period in 2015. Net income (excluding purchase accounting adjustments) was $62.359 million for the quarter ended June 30, 2016 compared with $63.800 million for the quarter ended June 30, 2015. Net income per diluted common share (excluding purchase accounting adjustments) was $0.90 for the three months ended June 30, 2016 compared with $0.91 for the three months ended June 30, 2015. The reconciliation of these non-GAAP financial measures is shown on page 13. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2016 were 1.24%, 7.70% and 17.15%(1), respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 42.46% for the three months ended June 30, 2016.

Net interest income before provision for credit losses for the quarter ended June 30, 2016 was $158.467 million compared with $158.239 million during the same period in 2015, an increase of $228 thousand or 0.1%. Linked quarter net interest income before provision for credit losses decreased to $158.467 million compared with $166.257 million during the three months ended March 31, 2016, primarily due to a decrease in loan discount accretion of $5.190 million and a decrease in average interest-earning assets of 1.3% for the three months ended June 30, 2016.

The net interest margin on a tax equivalent basis was 3.37% for the three months ended June 30, 2016, compared with 3.39% for the same period in 2015. Linked quarter net interest margin on a tax equivalent basis was 3.37% for the three months ended June 30, 2016 compared with 3.48% for the three months ended March 31, 2016. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.19% for the three months ended June 30, 2016, compared with 3.13% for the same period in 2015 and 3.21% for the three months ended March 31, 2016. The reconciliation of these non-GAAP financial measures is shown on page 13.

Noninterest income was $28.473 million for the three months ended June 30, 2016 compared with $30.297 million for the same period in 2015, a decrease of $1.824 million or 6.0%. On a linked quarter basis, noninterest income decreased $2.320 million or 7.5% compared with the quarter ended March 31, 2016.

Noninterest expense was $79.235 million for the three months ended June 30, 2016 compared with $79.735 million for the same period in 2015, a decrease of $500 thousand or 0.6%. On a linked quarter basis, noninterest expense decreased $1.293 million or 1.6% compared with the quarter ended March 31, 2016.

Results of Operations for the Six Months ended June 30, 2016

Net income was $137.022 million for the six months ended June 30, 2016 compared with $145.573 million for the same period in 2015. Net income per diluted common share was $1.96 for the six months ended June 30, 2016 compared with $2.08 for the same period in 2015. Net income (excluding purchase accounting adjustments) was $122.598 million for the six months ended June 30, 2016 compared with $125.183 million for the six months ended June 30, 2015. Net income per diluted common share (excluding purchase accounting adjustments) was $1.75 for the six months ended June 30, 2016 compared with $1.79 for the six months ended June 30, 2015. The reconciliation of these non-GAAP financial measures is shown on page 13. Annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2016 were 1.24%, 7.77% and 17.37%(1), respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 41.75% for the six months ended June 30, 2016.

Net interest income before provision for credit losses for the six months ended June 30, 2016 was $324.724 million compared with $321.144 million for the same period in 2015, an increase of $3.580 million or 1.1%. The change was primarily due to an increase of 2.6% in average interest-earning assets, partially offset by a decrease in loan discount accretion of $9.451 million for the six months ended June 30, 2016. The net interest margin on a tax equivalent basis for the six months ended June 30, 2016 was 3.43% compared with 3.48% for the same period in 2015. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.20% for the six months ended June 30, 2016 compared with 3.15% for the same period in 2015. The reconciliation of these non-GAAP financial measures is shown on page 13.

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Noninterest income was $59.266 million for the six months ended June 30, 2016 compared with $58.718 million for the same period in 2015, an increase of $548 thousand or 0.9%. Noninterest expense was $159.763 million for the six months ended June 30, 2016 compared with $159.197 million for the same period in 2015, an increase of $566 thousand or 0.4%. One-time pretax merger related expenses of $658 thousand related to the Tradition acquisition were recorded during the six months ended June 30, 2016.

Balance Sheet Information

At June 30, 2016, Prosperity had $21.796 billion in total assets, an increase of $110.023 million or 0.5%, compared with $21.686 billion at June 30, 2015.

Loans at June 30, 2016 were $9.650 billion, an increase of $535.673 million or 5.9%, compared with $9.114 billion at June 30, 2015. Linked quarter loans decreased $4.400 million from $9.654 billion at March 31, 2016.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At June 30, 2016, oil and gas loans totaled $328.409 million or 3.4% of total loans, of which $156.734 million were to production companies and $171.675 million were to service companies. This compares with total oil and gas loans of $433.439 million or 4.8% of total loans at June 30, 2015, of which $216.898 million were to production companies and $216.541 million were to service companies. On a linked quarter basis, oil and gas loans decreased $34.417 million, from $362.826 million or 3.8% of total loans at March 31, 2016, of which $166.422 million were production loans and $196.404 million were service loans.

Deposits at June 30, 2016 were $17.219 billion, an increase of $217.481 million or 1.3%, compared with $17.002 billion at June 30, 2015. Linked quarter deposits decreased $653.621 million or 3.7% from $17.873 billion at March 31, 2016. The decrease primarily resulted from lower deposit balances for Prosperity’s over 400 public fund customers due largely to seasonality.

The table below provides detail on the impact of loans acquired and deposits assumed in the acquisition of Tradition completed on January 1, 2016:

Balance Sheet Data (at period end)

(In thousands)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since acquisition date):

Tradition	$233,340	$232,160	$-	$-	$-
All other loans	9,416,668	9,422,248	9,438,589	9,204,988	9,114,335
Total loans	$9,650,008	$9,654,408	$9,438,589	$9,204,988	$9,114,335

Deposits assumed (including new deposits since acquisition date):
Tradition	$440,110	$476,203	$-	$-	$-
All other deposits	16,779,035	17,396,563	17,681,119	16,939,937	17,001,664
Total deposits	$17,219,145	$17,872,766	$17,681,119	$16,939,937	$17,001,664

Excluding loans acquired in the Tradition acquisition and new production at the acquired banking centers since the acquisition date, loans at June 30, 2016 increased $302.333 million or 3.3% compared with June 30, 2015 and, on a linked quarter basis, decreased $5.580 million or 0.1%.

Excluding deposits assumed in the Tradition acquisition and new deposits generated at the acquired banking centers since the acquisition date, deposits at June 30, 2016 decreased $222.629 million or 1.3% compared with June 30, 2015 and, on a linked quarter basis, decreased $617.528 million or 3.5%.

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Asset Quality

Nonperforming assets totaled $52.130 million or 0.27% of quarterly average interest-earning assets at June 30, 2016, compared with $35.119 million or 0.19% of quarterly average interest-earning assets at June 30, 2015, and $56.985 million or 0.29% of quarterly average interest-earning assets at March 31, 2016.

The allowance for credit losses was 0.87% of total loans at June 30, 2016, 0.89% of total loans at June 30, 2015 and 0.87% of total loans at March 31, 2016. Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 1.01% of remaining loans as of June 30, 2016, compared with 1.09% at June 30, 2015 and 1.03% at March 31, 2016(1).

The provision for credit losses was $6.000 million for the three months ended June 30, 2016 compared with $500 thousand for the three months ended June 30, 2015 and $14.000 million for the three months ended March 31, 2016. The provision for credit losses was $20.000 million for the six months ended June 30, 2016 compared with $1.750 million for the six months ended June 30, 2015.

Net charge-offs were $5.888 million for the three months ended June 30, 2016 compared with $491 thousand for the three months ended June 30, 2015 and $11.670 million for the three months ended March 31, 2016. Net charge-offs for the second quarter of 2016 were primarily comprised of one energy loan and an additional charge on one agricultural loan. Net charge-offs were $17.558 million for the six months ended June 30, 2016 compared with $1.540 million for the six months ended June 30, 2015.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 27, 2016 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s second quarter 2016 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 7002992.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Further, as a result of acquisitions, and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to page 13 and the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Prosperity Bancshares”) declared a third quarter cash dividend of $0.30 per share, to be paid on October 3, 2016 to all shareholders of record as of September 16, 2016.

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Stock Repurchase Program

On January 27, 2016, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 3.54 million shares, of its outstanding common stock may be acquired over the next twelve months at the discretion of management.  As of June 30, 2016, Prosperity Bancshares had repurchased an aggregate of 1.24 million shares of its common stock under this program at an average weighted average price of $40.98 per share. During the second quarter of 2016, Prosperity Bancshares repurchased 85 thousand shares of its common stock at an average weighted price of $45.40 per share.

Acquisition of Tradition Bancshares, Inc.

On January 1, 2016, Prosperity Bancshares completed the acquisition of Tradition Bancshares, Inc. and its wholly-owned subsidiary Tradition Bank headquartered in Houston, Texas. Tradition Bank operated 7 banking offices in the Houston, Texas area, including its main office in Bellaire, 3 banking centers in Katy and 1 banking center in The Woodlands. As of December 31, 2015, Tradition Bancshares, Inc., on a consolidated basis, reported total assets of $547.963 million, total loans of $253.315 million, total deposits of $488.928 million and shareholders’ equity of $43.103 million.

Under the terms of the definitive agreement, Prosperity Bancshares issued 679,528 shares of Prosperity Bancshares common stock plus $39.0 million in cash for all outstanding shares of Tradition Bancshares, Inc. capital stock.

Prosperity Bancshares, Inc. ®

As of June 30, 2016, Prosperity Bancshares, Inc. ® is a $21.796 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

Prosperity currently operates 245 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

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Bryan/College Station Area -	Fort Worth -	Uptown	West Texas Area -
Bryan	Haltom City	Waugh Drive	Abilene -
Bryan-29th Street	Keller	Westheimer	Antilley Road
Bryan-East	Roanoke	West University	Barrow Street
Bryan-North	Stockyards	Woodcreek	Cypress Street
Caldwell			Judge Ely
College Station	Other Dallas/Fort Worth Area	Other Houston Area	Mockingbird
Crescent Point	Locations -	Locations -
Hearne	Arlington	Angleton	Lubbock -
Huntsville	Azle	Bay City	4th Street
Madisonville	Ennis	Beaumont	66th Street
Navasota	Gainesville	Cinco Ranch	82nd Street
New Waverly	Glen Rose	Cleveland	86th Street
Rock Prairie	Granbury	East Bernard	98th Street
Southwest Parkway	Mesquite	El Campo	Avenue Q
Tower Point	Muenster	Dayton	North University
Wellborn Road	Sanger	Galveston	Texas Tech Student Union
	Waxahachie	Groves
Central Texas Area -	Weatherford	Hempstead	Midland -
Austin -		Hitchcock	Wadley
Allandale	East Texas Area -	Katy-Spring Green	Wall Street
Cedar Park	Athens	Liberty
Congress	Blooming Grove	Magnolia	Odessa -
Lakeway	Canton	Magnolia Parkway	Grandview
Liberty Hill	Carthage	Mont Belvieu	Grant
Northland	Corsicana	Nederland	Kermit Highway
Oak Hill	Crockett	Needville	Parkway
Research Blvd	Eustace	Rosenberg
Westlake	Gilmer	Shadow Creek	Other West Texas Area Locations -
	Grapeland	Spring	Big Spring
Other Central Texas Area Locations -	Gun Barrel City	The Woodlands-College Park	Brownfield
Bastrop	Jacksonville	The Woodlands-I-45	Brownwood
Canyon Lake	Kerens	The Woodlands-Research Forest	Cisco
Dime Box	Longview	Tomball	Comanche
Dripping Springs	Mount Vernon	Waller	Early
Elgin	Palestine	West Columbia	Floydada
Flatonia	Rusk	Wharton	Gorman
Georgetown	Seven Points	Winnie	Levelland
Gruene	Teague	Wirt	Littlefield
Kingsland	Tyler-Beckham		Merkel
La Grange	Tyler-South Broadway	South Texas Area -	Plainview
Lexington	Tyler-University	Corpus Christi -	San Angelo
New Braunfels	Winnsboro	Calallen	Slaton
Pleasanton		Carmel	Snyder
Round Rock	Houston Area -	Northwest
San Antonio	Houston -	Saratoga	Oklahoma
Schulenburg	Aldine	Timbergate	Central Oklahoma Area-
Seguin	Alief	Water Street	Oklahoma City -
Smithville	Bellaire (Tradition)		23rd Street
Thorndale	Beltway	Other South Texas Area	Expressway
Weimar	Clear Lake	Locations -	I-240
	Copperfield	Alice	Memorial
Dallas/Fort Worth Area -	Cypress	Aransas Pass
Dallas -	Downtown	Beeville	Other Central Oklahoma Area
Abrams Centre	Eastex	Colony Creek	Locations -
Balch Springs	Fairfield	Cuero	Edmond
Camp Wisdom	First Colony	Edna	Norman
Cedar Hill	Fry Road	Goliad
Dallas – Central Expressway	Gessner	Gonzales	Tulsa Area-
Forest Park	Gladebrook	Hallettsville	Tulsa -
Frisco	Grand Parkway	Kingsville	Garnett
Frisco-West	Heights	Mathis	Harvard
Kiest	Highway 6 West	Padre Island	Memorial
McKinney	Little York	Palacios	Sheridan
McKinney-Stonebridge	Medical Center	Port Lavaca	S. Harvard
Midway	Memorial Drive	Portland	Utica Tower
Northwest Highway	Northside	Rockport	Yale
Plano	Pasadena	Sinton
Preston Forest	Pecan Grove	Taft	Other Tulsa Area Locations -
Preston Road	Pin Oak	Victoria	Owasso
Red Oak	River Oaks	Victoria-Navarro
Sachse	Sugar Land	Victoria-North
The Colony	SW Medical Center	Yoakum
Turtle Creek	Tanglewood	Yorktown
Westmoreland	The Plaza

- - -

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather. These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2015 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Balance Sheet Data
(at period end)
Total loans	$9,650,008	$9,654,408	$9,438,589	$9,204,988	$9,114,335
Investment securities(A)	9,274,651	9,448,704	9,502,427	9,530,761	9,698,079
Federal funds sold	484	1,386	1,418	996	1,451
Allowance for credit losses	(83,826)	(83,714)	(81,384)	(81,003)	(80,972)
Cash and due from banks	333,208	334,592	562,544	300,230	353,047
Goodwill	1,903,451	1,903,451	1,868,827	1,881,955	1,881,955
Core deposit intangibles, net	44,861	47,195	49,417	51,712	54,068
Other real estate owned	15,677	16,695	2,963	3,271	2,806
Fixed assets, net	273,104	277,951	267,996	271,650	275,347
Other assets	384,692	377,677	424,419	402,676	386,171
Total assets	$21,796,310	$21,978,345	$22,037,216	$21,567,236	$21,686,287

Noninterest-bearing deposits	$5,016,637	$5,112,943	$5,136,579	$5,093,175	$5,040,628
Interest-bearing deposits	12,202,508	12,759,823	12,544,540	11,846,762	11,961,036
Total deposits	17,219,145	17,872,766	17,681,119	16,939,937	17,001,664
Other borrowings	606,049	186,225	491,399	786,571	886,741
Securities sold under repurchase agreements	320,001	304,204	315,253	310,038	334,189
Junior subordinated debentures	-	7,217	-	-	-
Other liabilities	106,531	108,873	86,535	119,451	106,408
Total liabilities	18,251,726	18,479,285	18,574,306	18,155,997	18,329,002
Shareholders' equity(B)	3,544,584	3,499,060	3,462,910	3,411,239	3,357,285
Total liabilities and equity	$21,796,310	$21,978,345	$22,037,216	$21,567,236	$21,686,287

(A) Includes $2,496, $3,286, $3,138, $3,788 and $4,655 in unrealized gains on available for sale securities for the quarterly periods ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

(B) Includes $1,623, $2,136, $2,040, $2,462 and $3,026 in after-tax unrealized gains on available for sale securities for the quarterly periods ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015

Income Statement Data
Interest income:
Loans	$118,297	$124,522	$114,234	$116,911	$119,404	$242,819	$244,282
Securities(C)	51,097	52,573	48,301	48,610	48,530	103,670	97,092
Federal funds sold and other earning assets	65	96	37	22	47	161	212
Total interest income	169,459	177,191	162,572	165,543	167,981	346,650	341,586

Interest expense:
Deposits	10,045	10,206	8,575	8,753	9,169	20,251	18,746
Other borrowings	710	482	541	473	365	1,192	494
Securities sold under repurchase agreements	234	212	198	209	208	446	411
Junior subordinated debentures	3	34	-	-	-	37	791
Total interest expense	10,992	10,934	9,314	9,435	9,742	21,926	20,442
Net interest income	158,467	166,257	153,258	156,108	158,239	324,724	321,144
Provision for credit losses	6,000	14,000	500	5,310	500	20,000	1,750
Net interest income after provision for credit losses	152,467	152,257	152,758	150,798	157,739	304,724	319,394

Noninterest income:
Nonsufficient funds (NSF) fees	8,031	8,189	8,974	9,082	8,310	16,220	16,228
Credit card, debit card and ATM card income	5,929	5,827	5,938	5,955	6,003	11,756	11,641
Service charges on deposit accounts	4,610	4,590	4,289	4,438	4,189	9,200	8,368
Trust income	1,762	2,027	1,988	1,986	2,047	3,789	4,056
Mortgage income	1,772	1,471	1,289	1,770	1,513	3,243	2,661
Brokerage income	1,286	1,290	1,407	1,596	1,541	2,576	2,950
Bank owned life insurance income	1,473	1,383	1,394	1,384	1,390	2,856	2,770
Net gain on sale of assets	332	1,020	581	173	270	1,352	1,649
Other noninterest income	3,278	4,996	4,423	5,396	5,034	8,274	8,395
Total noninterest income	28,473	30,793	30,283	31,780	30,297	59,266	58,718

Noninterest expense:
Salaries and benefits	48,224	50,114	48,500	46,587	47,819	98,338	97,785
Net occupancy and equipment	5,741	5,624	5,774	6,088	5,812	11,365	11,776
Credit and debit card, data processing and software amortization	4,164	4,430	3,996	3,924	4,045	8,594	7,862
Regulatory assessments and FDIC insurance	3,447	3,430	2,460	3,366	4,253	6,877	8,607
Core deposit intangibles amortization	2,334	2,222	2,295	2,356	2,390	4,556	4,879
Depreciation	3,286	3,349	3,310	3,313	3,420	6,635	6,336
Communications	2,981	2,939	2,814	2,663	2,835	5,920	5,644
Other real estate expense	50	42	241	123	129	92	261
Net loss (gain) on sale of other real estate	347	(14)	52	(68)	(32)	333	(18)
Other noninterest expense	8,661	8,392	8,467	8,078	9,064	17,053	16,065
Total noninterest expense	79,235	80,528	77,909	76,430	79,735	159,763	159,197
Income before income taxes	101,705	102,522	105,132	106,148	108,301	204,227	218,915
Provision for income taxes	33,634	33,571	34,657	35,550	36,369	67,205	73,342
Net income available to common shareholders	$68,071	$68,951	$70,475	$70,598	$71,932	$137,022	$145,573

(C) Interest income on securities was reduced by net premium amortization of $10,407, $10,253, $13,775, $14,845 and $15,466 for the three month periods ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively, and $20,660 and $29,610 for the six month periods ended June 30, 2016 and June 30, 2015, respectively.

9 of 18

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015

Profitability
Net income	$68,071	$68,951	$70,475	$70,598	$71,932	$137,022	$145,573

Basic earnings per share	$0.98	$0.98	$1.01	$1.01	$1.03	$1.96	$2.08
Diluted earnings per share	$0.98	$0.98	$1.01	$1.01	$1.03	$1.96	$2.08

Return on average assets (D)	1.24%	1.24%	1.30%	1.30%	1.33%	1.24%	1.35%
Return on average common equity (D)	7.70%	7.85%	8.17%	8.31%	8.61%	7.77%	8.80%
Return on average tangible common equity (D) (E)	17.15%	17.60%	18.56%	19.30%	20.49%	17.37%	21.16%
Tax equivalent net interest margin (F)	3.37%	3.48%	3.24%	3.30%	3.39%	3.43%	3.48%
Efficiency ratio(G)	42.46%	41.08%	42.58%	40.72%	42.35%	41.75%	42.09%

Liquidity and Capital Ratios
Equity to assets	16.26%	15.92%	15.71%	15.82%	15.48%	16.26%	15.48%
Common equity tier 1 capital	13.66%	13.20%	13.55%	13.37%	12.91%	13.66%	12.91%
Tier 1 risk-based capital	13.66%	13.20%	13.55%	13.37%	12.91%	13.66%	12.91%
Total risk-based capital	14.37%	13.90%	14.25%	14.09%	13.63%	14.37%	13.63%
Tier 1 leverage capital	8.11%	7.70%	7.97%	7.65%	7.35%	8.11%	7.35%
Period end tangible equity to period end tangible assets(E)	8.04%	7.73%	7.68%	7.53%	7.20%	8.04%	7.20%

Other Data
Weighted-average shares used in computing earnings per share
Basic	69,565	70,174	70,021	70,041	70,037	69,869	70,035
Diluted	69,574	70,181	70,032	70,053	70,053	69,877	70,054
Period end shares outstanding	69,480	69,543	70,022	70,040	70,040	69,480	70,040
Cash dividends paid per common share	$0.3000	$0.3000	$0.3000	$0.2725	$0.2725	$0.6000	$0.5450
Book value per share	$51.02	$50.32	$49.45	$48.70	$47.93	$51.02	$47.93
Tangible book value per share(E)	$22.97	$22.27	$22.06	$21.10	$20.29	$22.97	$20.29

Common Stock Market Price
High	$54.57	$47.50	$57.04	$59.97	$59.30	$54.57	$59.30
Low	43.28	33.57	46.23	43.76	50.91	33.57	45.01
Period end closing price	50.99	46.39	47.86	49.11	57.74	50.99	57.74
Employees – FTE	3,106	3,132	3,037	3,051	3,065	3,106	3,065
Number of banking centers	245	246	241	244	245	245	245

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets. Additionally, taxes are not part of this calculation.

10 of 18

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2016				Mar 31, 2016				Jun 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
YIELD ANALYSIS

Interest-Earning Assets:
Loans	$9,660,065	$118,297	4.93%		$9,700,554	$124,522	5.16%		$9,133,625	$119,404	5.24%
Investment securities	9,436,896	51,097	2.18%	(H)	9,630,496	52,573	2.20%	(H)	9,688,961	48,530	2.01%	(H)
Federal funds sold and other earning assets	68,268	65	0.38%		80,400	96	0.48%		79,659	47	0.24%
Total interest-earning assets	19,165,229	169,459	3.56%		19,411,450	177,191	3.67%		18,902,245	167,981	3.56%
Allowance for credit losses	(83,036)				(83,883)				(80,868)
Noninterest-earning assets	2,826,205				2,937,937				2,817,644
Total assets	$21,908,398				$22,265,504				$21,639,021

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,108,305	$2,569	0.25%		$4,442,652	$2,784	0.25%		$3,891,682	$2,227	0.23%
Savings and money market deposits	5,734,739	3,832	0.27%		5,820,161	3,885	0.27%		5,476,931	3,374	0.25%
Certificates and other time deposits	2,517,896	3,644	0.58%		2,577,676	3,537	0.55%		2,821,058	3,568	0.51%
Other borrowings	489,616	710	0.58%		361,778	482	0.54%		684,371	365	0.21%
Securities sold under repurchase agreements	322,274	234	0.29%		306,192	212	0.28%		333,220	208	0.25%
Junior subordinated debentures	555	3	2.17%		7,217	34	1.89%		-	-	—
Total interest-bearing liabilities	13,173,385	10,992	0.34%	(I)	13,515,676	10,934	0.33%	(I)	13,207,262	9,742	0.30%	(I)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,099,736				5,085,456				4,992,301
Other liabilities	98,023				149,379				98,133
Total liabilities	18,371,144				18,750,511				18,297,696
Shareholders' equity	3,537,254				3,514,993				3,341,325
Total liabilities and shareholders' equity	$21,908,398				$22,265,504				$21,639,021

Net interest income and margin		$158,467	3.33%			$166,257	3.44%			$158,239	3.36%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,968				1,836				1,563

Net interest income and margin (tax equivalent basis)		$160,435	3.37%			$168,093	3.48%			$159,802	3.39%

(H) Yield on securities was impacted by net premium amortization of $10,407, $10,253 and $15,466 for the three month periods ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

(I) Total cost of funds, including noninterest bearing deposits, was 0.24%, 0.24% and 0.21% for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

(J) Annualized and based on an actual 365 day or 366 day basis.

11 of 18

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Year-to-Date
	Jun 30, 2016				Jun 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
YIELD ANALYSIS

Interest-Earning Assets:
Loans	$9,680,309	$242,819	5.04%		$9,161,349	$244,282	5.38%
Investment securities	9,533,696	103,670	2.19%	(K)	9,466,434	97,092	2.07%	(K)
Federal funds sold and other earning assets	74,334	161	0.44%		173,147	212	0.25%
Total interest-earning assets	19,288,339	346,650	3.61%		18,800,930	$341,586	3.66%
Allowance for credit losses	(83,459)				(80,775)
Noninterest-earning assets	2,882,072				2,843,739
Total assets	$22,086,952				$21,563,894

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,275,478	$5,353	0.25%		$4,034,489	$4,810	0.24%
Savings and money market deposits	5,777,450	7,717	0.27%		5,509,326	6,779	0.25%
Certificates and other time deposits	2,547,786	7,181	0.57%		2,888,176	7,157	0.50%
Other borrowings	425,697	1,192	0.56%		379,936	494	0.26%
Securities sold under repurchase agreements	314,233	446	0.29%		336,824	411	0.25%
Junior subordinated debentures	3,886	37	1.91%		59,374	791	2.69%
Total interest-bearing liabilities	13,344,530	21,926	0.33%	(L)	13,208,125	20,442	0.31%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,092,596				4,946,138
Other liabilities	123,700				99,375
Total liabilities	18,560,826				18,253,638
Shareholders' equity	3,526,126				3,310,256
Total liabilities and shareholders' equity	$22,086,952				$21,563,894

Net interest income and margin		$324,724	3.39%			$321,144	3.44%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		3,804				3,227

Net interest income and margin (tax equivalent basis)		$328,528	3.43%			$324,371	3.48%

(K) Yield on securities was impacted by net premium amortization of $20,660 and $29,610 for the six month periods ended June 30, 2016 and 2015, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.24% and 0.23% for the six month periods ended June 30, 2016 and 2015, respectively.

(M) Annualized and based on an actual 365 or 366 day basis.

12 of 18

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended					Year -to-Date
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Adjustment to Loan Yield (N)
Interest on loans, as reported	$118,297	$124,522	$114,234	$116,911	$119,404	$242,819	$244,282
Purchase accounting adjustment- loan discount accretion
ASC 310-20	(5,833)	(6,663)	(6,066)	(7,060)	(10,388)	(12,496)	(21,101)
ASC 310-30	(3,471)	(7,831)	(1,773)	(3,974)	(3,214)	(11,302)	(12,148)
Total	(9,304)	(14,494)	(7,839)	(11,034)	(13,602)	(23,798)	(33,249)
Interest on loans excluding discount accretion	$108,993	$110,028	$106,395	$105,877	$105,802	$219,021	$211,033
Average loans	$9,660,065	$9,700,554	$9,322,399	$9,156,679	$9,133,625	$9,680,309	$9,161,349

Loan yield excluding purchase accounting adjustment	4.54%	4.56%	4.53%	4.59%	4.65%	4.55%	4.65%
Loan yield, as reported	4.93%	5.16%	4.86%	5.07%	5.24%	5.04%	5.38%

Adjustment to Securities Yield (N)
Interest on securities, as reported	$51,097	$52,573	$48,301	$48,610	$48,530	$103,670	$97,092
Purchase accounting adjustment-securities amortization	948	1,722	1,578	1,565	1,579	2,670	3,226
Interest on securities excluding amortization	$52,045	$54,295	$49,879	$50,175	$50,109	$106,340	$100,318
Average securities	$9,436,896	$9,630,496	$9,524,084	$9,706,373	$9,688,961	$9,533,696	$9,466,434
Securities yield excluding purchase accounting adjustment	2.22%	2.27%	2.08%	2.05%	2.07%	2.24%	2.14%
Securities yield, as reported	2.18%	2.20%	2.01%	1.99%	2.01%	2.19%	2.07%

Adjustment to Time Deposits Yield (N)
Interest on time deposits, as reported	$3,644	$3,537	$3,253	$3,400	$3,568	$7,181	$7,157
Purchase accounting adjustment- time deposit amortization	178	182	195	220	220	360	640
Interest on time deposits excluding amortization	$3,822	$3,719	$3,448	$3,620	$3,788	$7,541	$7,797
Average time deposits	$2,517,896	$2,577,676	$2,560,527	$2,685,346	$2,821,058	$2,547,786	$2,888,176

Time deposits yield excluding purchase accounting adjustment	0.61%	0.58%	0.53%	0.53%	0.54%	0.60%	0.54%
Time deposits yield, as reported	0.58%	0.55%	0.50%	0.50%	0.51%	0.57%	0.50%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield) (N)	3.19%	3.21%	3.11%	3.10%	3.13%	3.20%	3.15%

Net Interest Margin (tax equivalent basis), as reported	3.37%	3.48%	3.24%	3.30%	3.39%	3.43%	3.48%

Net income available to common shareholders, as reported	$68,071	$68,951	$70,475	$70,598	$71,932	$137,022	$145,573

Less: Purchase accounting adjustments, net of tax (O)	(5,712)	(8,712)	(4,328)	(6,444)	(8,132)	(14,424)	(20,390)
Net income available to common shareholders, excluding purchase accounting adjustments (N)	$62,359	$60,239	$66,147	$64,154	$63,800	$122,598	$125,183

Basic earnings per share, excluding purchase accounting adjusments (N)	$0.90	$0.86	$0.94	$0.92	$0.91	$1.75	$1.79
Diluted earnings per share, excluding purchase accounting adjustments (N)	$0.90	$0.86	$0.94	$0.92	$0.91	$1.75	$1.79

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Mar 31, 2016	Balance at Jun 30, 2016	Balance at Acquisition Date	Balance at Mar 31, 2016	Balance at Jun 30, 2016	Balance at Acquisition Date		Balance at Mar 31, 2016	Balance at Jun 30, 2016
Loan marks:
Previously acquired banks (P)	$225,589	$47,386	$41,851	$131,906	$27,928	$26,010	$357,495		$75,314	$67,861
2016 acquisition (Q)	3,491	3,123	2,821	10,222	6,126	4,469	13,713		9,249	7,290
Total	229,080	50,509	44,672	142,128	34,054	30,479	371,208		84,563	75,151

Acquired portfolio loan balances:
Previously acquired banks (P)	5,456,934	1,289,661	1,181,003	255,846	60,917	56,223	5,712,780		1,350,578	1,237,226
2016 acquisition (Q)	234,064	216,631	201,687	19,375	12,673	9,348	253,439		229,304	211,035
Total	5,690,998	1,506,292	1,382,690	275,221	73,590	65,571	5,966,219	(R)	1,579,882	1,448,261

Acquired portfolio loan balances less loan marks	$5,461,918	$1,455,783	$1,338,018	$133,093	$39,536	$35,092	$5,595,011		$1,495,319	$1,373,110

(N) Non-GAAP financial measure.

(O) Using effective tax rate of 33.1%, 32.7%, 33.0%, 33.5% and 33.6% for the three month periods ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively, and 32.9% and 33.5% for the six month periods ended June 30, 2016 and 2015, respectively.

(P) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank and The F&M Bank & Trust Company.

(Q) Tradition Bank was acquired on January 1, 2016. During the first quarter of 2016, Tradition Bank added $253.4 million in loans with related purchase accounting adjustments of $13.7 million at acquisition date.

(R) Actual principal balances acquired.

13 of 18

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
YIELD TREND (S)

Interest-Earning Assets:
Loans	4.93%	5.16%	4.86%	5.07%	5.24%
Investment securities (T)	2.18%	2.20%	2.01%	1.99%	2.01%
Federal funds sold and other earning assets	0.38%	0.48%	0.22%	0.16%	0.24%
Total interest-earning assets	3.56%	3.67%	3.41%	3.47%	3.56%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.25%	0.25%	0.21%	0.21%	0.23%
Savings and money market deposits	0.27%	0.27%	0.24%	0.24%	0.25%
Certificates and other time deposits	0.58%	0.55%	0.50%	0.50%	0.51%
Other borrowings	0.58%	0.54%	0.26%	0.21%	0.21%
Securities sold under repurchase agreements	0.29%	0.28%	0.25%	0.25%	0.25%
Junior subordinated debentures	2.17%	1.89%	—	—	—
Total interest-bearing liabilities	0.34%	0.33%	0.28%	0.29%	0.30%

Net Interest Margin	3.33%	3.44%	3.22%	3.27%	3.36%
Net Interest Margin (tax equivalent)	3.37%	3.48%	3.24%	3.30%	3.39%

(S) Annualized and based on average balances on an actual 365 day or 366 day basis.

(T) Yield on securities was impacted by net premium amortization of $10,407, $10,253, $13,775, $14,845 and $15,466 for the three month periods ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

14 of 18

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Balance Sheet Averages
Total loans	$9,660,065	$9,700,554	$9,322,399	$9,156,679	$9,133,625
Investment securities	9,436,896	9,630,496	9,524,084	9,706,373	9,688,961
Federal funds sold and other earning assets	68,268	80,400	65,695	55,000	79,659
Total interest-earning assets	19,165,229	19,411,450	18,912,178	18,918,052	18,902,245
Allowance for credit losses	(83,036)	(83,883)	(81,230)	(80,793)	(80,868)
Cash and due from banks	227,570	274,535	257,986	237,191	241,110
Goodwill	1,903,451	1,899,667	1,881,812	1,881,955	1,881,955
Core deposit intangibles, net	46,059	48,314	50,545	52,909	55,245
Other real estate	15,549	6,077	3,014	3,096	2,972
Fixed assets, net	276,727	279,179	270,800	273,818	276,761
Other assets	356,849	430,165	390,011	370,181	359,601
Total assets	$21,908,398	$22,265,504	$21,685,116	$21,656,409	$21,639,021

Noninterest-bearing deposits	$5,099,736	$5,085,456	$5,124,630	$5,078,234	$4,992,301
Interest-bearing demand deposits	4,108,305	4,442,652	3,767,138	3,663,114	3,891,682
Savings and money market deposits	5,734,739	5,820,161	5,511,240	5,492,326	5,476,931
Certificates and other time deposits	2,517,896	2,577,676	2,560,527	2,685,346	2,821,058
Total deposits	17,460,676	17,925,945	16,963,535	16,919,020	17,181,972
Other borrowings	489,616	361,778	839,164	886,787	684,371
Securities sold under repurchase agreements	322,274	306,192	314,278	331,286	333,220
Junior subordinated debentures	555	7,217	-	-	-
Other liabilities	98,023	149,379	116,860	121,360	98,133
Shareholders' equity	3,537,254	3,514,993	3,451,279	3,397,956	3,341,325
Total liabilities and equity	$21,908,398	$22,265,504	$21,685,116	$21,656,409	$21,639,021

15 of 18

  Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2016		Mar 31, 2016		Dec 31, 2015		Sep 30, 2015		Jun 30, 2015
Period End Balances

Loan Portfolio
Commercial and industrial	$1,299,310	13.5%	$1,337,189	14.9%	$1,293,162	14.9%	$1,243,656	14.9%	$1,221,078	14.7%
Construction, land development and other land loans	1,167,286	12.1%	1,173,524	12.2%	1,073,198	11.4%	1,072,985	11.7%	1,068,056	11.7%
1-4 family residential	2,424,868	25.1%	2,379,503	24.6%	2,360,798	25.0%	2,318,841	25.2%	2,289,114	25.1%
Home equity	283,212	2.9%	283,686	2.9%	279,867	2.9%	277,744	3.0%	273,538	3.0%
Commercial real estate (includes multi-family residential)	3,229,556	33.5%	3,229,706	33.5%	3,131,083	33.2%	2,992,726	32.5%	2,958,239	32.5%
Agriculture (includes farmland)	657,633	6.8%	641,293	6.6%	648,818	6.9%	618,563	6.7%	600,745	6.6%
Consumer and other	259,734	2.7%	246,681	1.5%	252,579	1.5%	275,297	1.6%	270,126	1.6%
Energy	328,409	3.4%	362,826	3.8%	399,084	4.2%	405,176	4.4%	433,439	4.8%
Total loans	$9,650,008		$9,654,408		$9,438,589		$9,204,988		$9,114,335

Deposit Types
Noninterest-bearing DDA	$5,016,637	29.1%	$5,112,943	28.6%	$5,136,579	29.1%	$5,093,175	30.1%	$5,040,628	29.7%
Interest-bearing DDA	3,976,839	23.1%	4,382,999	24.5%	4,481,575	25.3%	3,604,798	21.3%	3,746,939	22.0%
Money market	3,687,602	21.4%	3,812,420	21.3%	3,639,187	20.6%	3,716,094	21.9%	3,607,000	21.2%
Savings	2,022,327	11.8%	2,017,980	11.3%	1,940,855	11.0%	1,896,725	11.2%	1,853,322	10.9%
Certificates and other time deposits	2,515,740	14.6%	2,546,424	14.3%	2,482,923	14.0%	2,629,145	15.5%	2,753,775	16.2%
Total deposits	$17,219,145		$17,872,766		$17,681,119		$16,939,937		$17,001,664

Loan to Deposit Ratio	56.0%		54.0%		53.4%		54.3%		53.6%

Construction Loans
Single family residential construction	$410,456	35.0%	$407,519	34.5%	$353,706	32.9%	$351,169	32.6%	$354,211	33.0%
Land development	85,488	7.3%	84,141	7.1%	88,239	8.2%	84,040	7.8%	84,864	7.9%
Raw land	161,402	13.8%	174,546	14.8%	153,274	14.3%	143,955	13.4%	145,885	13.6%
Residential lots	131,807	11.3%	126,881	10.8%	130,596	12.1%	131,793	12.3%	127,671	11.9%
Commercial lots	83,725	7.1%	80,286	6.8%	87,375	8.1%	84,162	7.8%	87,719	8.2%
Commercial construction and other	298,713	25.5%	306,742	26.0%	262,783	24.4%	281,231	26.1%	271,833	25.4%
Net unaccreted discount	(4,305)		(6,591)		(2,775)		(3,365)		(4,127)
Total construction loans	$1,167,286		$1,173,524		$1,073,198		$1,072,985		$1,068,056

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2016

Collateral Type	Houston	Dallas	Austin	OK City	Tulsa	Other (U)	Total
Shopping center/retail	$205,200	$44,092	$29,506	$28,670	$27,653	$114,698	$449,819
Commercial & industrial buildings	83,725	31,233	10,056	11,390	9,486	68,714	214,604
Office buildings	84,554	133,602	18,556	39,153	7,519	80,473	363,857
Medical buildings	52,530	8,724	53	27,820	8,101	57,047	154,275
Apartment buildings	47,711	12,954	13,235	17,507	11,719	80,242	183,368
Hotel	29,470	32,435	11,815	24,588	-	89,596	187,904
Other	76,413	11,168	18,123	8,751	10,439	73,867	198,761

Total	$579,603	$274,208	$101,344	$157,879	$74,917	$564,637	$1,752,588	(V)

(U) Includes other MSA and non-MSA regions.

(V) Represents a portion of total commercial real estate loans of $3.230 billion as of June 30, 2016.

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015

Asset Quality
Nonaccrual loans	$29,547	$39,036	$39,711	$44,935	$31,987	$29,547	$31,987
Accruing loans 90 or more days past due	6,822	1,093	614	261	153	6,822	153
Total nonperforming loans	36,369	40,129	40,325	45,196	32,140	36,369	32,140
Repossessed assets	84	161	171	161	173	84	173
Other real estate	15,677	16,695	2,963	3,271	2,806	15,677	2,806
Total nonperforming assets	$52,130	$56,985	$43,459	$48,628	$35,119	$52,130	$35,119

Nonperforming assets:
Commercial and industrial (includes energy)	$16,822	$18,835	$22,275	$26,200	$20,295	$16,822	$20,295
Construction, land development and other land loans	1,606	2,913	134	475	813	1,606	813
1-4 family residential (includes home equity)	5,016	6,226	4,692	4,766	5,124	5,016	5,124
Commercial real estate (includes multi-family residential)	26,651	22,208	15,836	16,485	7,939	26,651	7,939
Agriculture (includes farmland)	1,682	6,578	208	376	605	1,682	605
Consumer and other	353	225	314	326	343	353	343
Total	$52,130	$56,985	$43,459	$48,628	$35,119	$52,130	$35,119

Number of loans/properties	166	168	147	159	161	166	161

Allowance for credit losses at end of period	$83,826	$83,714	$81,384	$81,003	$80,972	$83,826	$80,972

Net charge-offs:
Commercial and industrial (includes energy)	$4,109	$4,396	$(528)	$4,426	$(28)	$8,505	$476
Construction, land development and other land loans	(25)	(186)	(109)	173	(2)	(211)	143
1-4 family residential (includes home equity)	(78)	30	1	110	12	(48)	98
Commercial real estate (includes multi-family residential)	197	59	194	53	114	256	147
Agriculture (includes farmland)	(655)	6,962	(77)	(40)	(65)	6,307	(143)
Consumer and other	2,340	409	638	557	460	2,749	819
Total	$5,888	$11,670	$119	$5,279	$491	$17,558	$1,540

Asset Quality Ratios
Nonperforming assets to average earning assets	0.27%	0.29%	0.23%	0.26%	0.19%	0.27%	0.19%
Nonperforming assets to loans and other real estate	0.54%	0.59%	0.46%	0.53%	0.39%	0.54%	0.39%
Net charge-offs to average loans (annualized)	0.24%	0.48%	0.01%	0.23%	0.02%	0.36%	0.03%
Allowance for credit losses to total loans	0.87%	0.87%	0.86%	0.88%	0.89%	0.87%	0.89%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.01%	1.03%	1.01%	1.06%	1.09%	1.01%	1.09%

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Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (each excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below and on page 13 of this Earnings Release relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015

Return on average tangible common equity:
Net income	$68,071	$68,951	$70,475	$70,598	$71,932	$137,022	$145,573
Average shareholders' equity	$3,537,254	$3,514,993	$3,451,279	$3,397,956	$3,341,325	$3,526,126	$3,310,256
Less: Average goodwill and other intangible assets	(1,949,510)	(1,947,981)	(1,932,357)	(1,934,864)	(1,937,200)	(1,948,746)	(1,934,595)
Average tangible shareholders’ equity	$1,587,744	$1,567,012	$1,518,922	$1,463,092	$1,404,125	$1,577,380	$1,375,661
Return on average tangible common equity:	17.15%	17.60%	18.56%	19.30%	20.49%	17.37%	21.16%

Tangible book value per share:
Shareholders’ equity	$3,544,584	$3,499,060	$3,462,910	$3,411,239	$3,357,285	$3,544,584	$3,357,285
Less: Goodwill and other intangible assets	(1,948,312)	(1,950,646)	(1,918,244)	(1,933,667)	(1,936,023)	(1,948,312)	(1,936,023)
Tangible shareholders’ equity	$1,596,272	$1,548,414	$1,544,666	$1,477,572	$1,421,262	$1,596,272	$1,421,262

Period end shares outstanding	69,480	69,543	70,022	70,040	70,040	69,480	70,040
Tangible book value per share:	$22.97	$22.27	$22.06	$21.10	$20.29	$22.97	$20.29

Period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,596,272	$1,548,414	$1,544,666	$1,477,572	$1,421,262	$1,596,272	$1,421,262

Total assets	$21,796,310	$21,978,345	$22,037,216	$21,567,236	$21,686,287	$21,796,310	$21,686,287
Less: Goodwill and other intangible assets	(1,948,312)	(1,950,646)	(1,918,244)	(1,933,667)	(1,936,023)	(1,948,312)	(1,936,023)
Tangible assets	$19,847,998	$20,027,699	$20,118,972	$19,633,569	$19,750,264	$19,847,998	$19,750,264

Period end tangible equity to period end tangible assets ratio:	8.04%	7.73%	7.68%	7.53%	7.20%	8.04%	7.20%

Allowance for credit losses to total loans, excluding acquired loans:

Allowance for credit losses	$83,826	$83,714	$81,384	$81,003	$80,972	$83,826	$80,972

Total loans	$9,650,008	$9,654,408	$9,438,589	$9,204,988	$9,114,335	$9,650,008	$9,114,335
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$1,373,110	$1,495,319	$1,415,593	$1,541,369	$1,705,552	$1,373,110	$1,705,552
Total loans less acquired loans	$8,276,898	$8,159,089	$8,022,996	$7,663,619	$7,408,783	$8,276,898	$7,408,783
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.01%	1.03%	1.01%	1.06%	1.09%	1.01%	1.09%

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